Prepared by, and after recording return to:

New York Community Bank One Jericho Plaza
Jericho, New York 11753 Loan No.: 110628779

Consolidation, Modification and Extension Agreement,
and Security Agreement

Section:	5
Block:	1435
Lot:	44
County:	New York
Premises:	306 East 61st Street
New York, New York 10065

ARC NYE61STOO1, LLC

CONSOLIDATION, MODIFICATION AND EXTENSION AGREEMENT,
ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT

THIS CONSOLIDATION, MODIFICATION AND EXTENSION AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT (herein "Agreement") is made as of this 15th day of November, 2011, between ARC NYE61ST001, LLC, a limited liability company, organized and existing under the laws of the State of Delaware, with a principal place of business at c/o American Realty Capital, 106 York Road, Jenkintown, PA 19046 (herein "Borrower"), and NEW YORK COMMUNITY BANK,  a banking  corporation organized and existing under the laws of the State of New York, with a place of business at One Jericho Plaza, Jericho, New York 11753 (herein "Lender"). WHEREAS Borrower is indebted to Lender in the principal sum of TWENTY ONE MILLION THREE HUNDRED THOUSAND and 00/100 DOLLARS (US $21,300,000.00) and Borrower and Lender desire to secure (a) the repayment of that indebtedness, with interest, and all renewals, extensions and modifications thereof; (b) the repayment of any future advances, with interest thereon made by Lender to Borrower, and (c) the performance of all of Borrower's obligations, covenants and agreements stated herein and consolidated herewith; and

WHEREAS Borrower has a fee interest in the real property located at 306 East 61St Street, New York, New York 10065 in New York County, State of New York, having the legal description set out in Exhibit A hereto (herein "Property").

Borrower hereby covenants and agrees with Lender as follows:

1.           BORROWER'S ASSUMPTION OF OBLIGATIONS UNDER NOTES AND MORTGAGES.

Borrower assumes all of the obligations and agreements of the notes (herein, "Notes") and mortgages, deeds of trust or other security instruments (herein "Mortgages") listed on Exhibit B attached hereto. Borrower also assumes all of the obligations in all agreements, whether or not listed in Exhibit B, which consolidate, modify or extend such Notes and Mortgages.

2.           AGREEMENT TO CONSOLIDATE AND MODIFY THE NOTES.

The Borrower agrees that the obligations under the Notes (and under all other agreements which consolidated, modified or extended the obligations under the Notes) shall be and are hereby consolidated. To that end, Borrower has concurrently herewith executed and delivered to Lender an Amended and Restated Mortgage Note (herein, "Consolidated Note") which consolidates, amends and restates in their entirety the terms and provisions of the Notes.

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3.            AGREEMENT TO CONSOLIDATE AND MODIFY THE MORTGAGES

Borrower agrees that the rights and obligations under the Mortgages (and under all other agreements which consolidated, modified or extended rights and obligations under the Mortgages) shall be and are hereby consolidated and that Lender's rights in the Property shall be and are hereby combined so that Lender has one real estate security interest (herein, "Consolidated Mortgage") securing the Consolidated Note evidencing Borrower's indebtedness to Lender. Borrower and Lender agree that the terms of the Consolidated Mortgage are hereby amended and restated in their entirety to be the -Willis which are set out in Exhibit C hereto. As consolidated and restated hereby, the terms and provisions of the Mortgages shall remain in full force and effect and are hereby ratified and confirmed by Borrower in all respects. For purposes of the Consolidated Mortgage, Borrower's address stated above and Lender's address stated above shall be the addresses of Borrower and Lender, respectively, unless and until modified in accordance with the terms of the Consolidated Mortgage.

4.        BORROWER'S WARRANTIES.

Borrower covenants that Borrower is lawfully seized of a fee estate in the property and has the right to consolidate, modify and extend the Notes and Mortgages (and, if this Agreement is on a leasehold, that the ground lease is in full force and effect without modification except as noted in Exhibit D, if any, attached hereto and without default on the part of either lessor or lessee thereunder) and that Borrower will defend generally the title to the Property against all claims and demands, subject to any easements and restrictions listed in a schedule of exceptions to coverage in any title insurance policy insuring Lender's interest in the Property. Borrower also covenants and warrants that there are no offsets, counterclaims or defenses against the indebtedness now unpaid or against the Consolidated Note or the Consolidated Mortgage.

5.        TERMINATION; CHANGE; AMENDMENTS.

This Agreement may not be terminated, changed or amended except by a written agreement signed by the party whose rights or obligations are being changed by that Agreement.

6.        LOST NOTE(S).

In the event that any of the notes secured by mortgages set forth in Exhibit B (the "Lost Notes"), were lost or misplaced by the current owner or its predecessor in interest and have not been delivered to the Lender with the assignment of the mortgages hereinabove set forth, the Borrower hereby agrees that, notwithstanding the fact that the Lost Notes have not been delivered to the Lender, the Borrower remains indebted to the Lender in the full amount of Twenty One Million Three Hundred Thousand and 00/100 Dollars (US $21,300,000.00) as set forth hereinabove and as set forth in and evidenced by the Amended and Restated

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Mortgage Note executed by the Borrower of even date herewith, which amount includes the principal balance now remaining unpaid on the Lost Notes. The Borrower further agrees and hereby waives any and all claims and/or rights in any way relating to or arising from the Lost Notes whether as a defense in any action brought by the Lender to enforce any of the terms of this Instrument or collect the full amount due and owing under this Instrument or the Amended and Restated Mortgage Note or otherwise. Borrower hereby indemnifies and holds the Lender harmless from and against any and all costs, liabilities, claims, damages, loss and expenses, including attorney's fees and expenses which at any time may be made, suffered or incurred by the Lender based upon the failure of the Lender to hold, obtain or deliver the Lost Notes.

THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK.

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IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement or caused the same to be executed by their representatives thereunto duly authorized.

NEW YORK COMMUNITY BANK

By:	/s/ Shirley White
SHIRLEY L. WHITE
SECOND VICE PRESIDENT

ARC NYE61ST001 LLC

By:	/s/ Adam Schorsch
Name: Adam Schorsch

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